                                                                    EXHIBIT 99.1


                           EDGE PETROLEUM CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 1, 2003

     The undersigned stockholder hereby appoints Michael G. Long and Robert C. Thomas, and each of them, with full power of substitution and with discretionary authority, the attorneys of the undersigned to vote all shares registered in the name of the undersigned at a special meeting of stockholders of Edge Petroleum Corporation ("Edge") to be held at 9:00 a.m., Houston time, on December 1, 2003 at Edge's corporate office located at 1301 Travis, Suite 2000, Houston, Texas, or at any adjournment or postponement thereof, with respect to the proposals on
(1) the issuance of shares of Edge common stock pursuant to the proposed merger transaction involving Edge, its wholly owned subsidiary, Edge Delaware Sub Inc. and Miller Exploration Company ("Miller") and (2) approving the Edge Incentive Plan, including an amendment to increase the number of shares of Edge common stock reserved for issuance under the plan from 1,200,000 shares to 1,700,000 shares, and all other matters which may properly come before the special meeting or any adjournment or postponement thereof. The proposal to approve the Edge Incentive Plan, including the amendment thereto, is not a condition to the merger but will only be implemented if the merger is effected.


            IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED BELOW.


                           EDGE PETROLEUM CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS

                                            Please mark your votes like this [X]

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE BOARD OF DIRECTORS OF EDGE RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

     1. Approval of the issuance of shares of Edge common stock as a result of the transactions contemplated by the Agreement and Plan of Merger dated May 28, 2003, by and among Edge, its wholly owned subsidiary, Edge Delaware Sub Inc. and Miller:

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     2. Approval of the Edge Incentive Plan, including an amendment to increase the number of shares of Edge common stock reserved for issuance under the plan from 1,200,000 shares to 1,700,000 shares:

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     3. WITH DISCRETIONARY AUTHORITY TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Dated:                     , 2003
      ---------------------            -----------------------------------------
                                       (Signature)

                                       Sign exactly as name appears hereon.
                                       Joint owners should each sign. When
                                       signing as attorney, executor, officer,
                                       administrator, trustee, or guardian,
                                       please give full title as such.

                                  PLEASE VOTE